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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (Date of earliest event reported):     JUNE 18, 1998




                            CAMCO INTERNATIONAL INC.
               (Exact name of Registrant as specified in charter)





      Delaware                          1-10718                                 13-3517570
(State of Incorporation)          (Commission File No.)             (I.R.S. Employer Identification No.)



                                  7030 Ardmore
                               Houston, Tx  77054
                                 (713) 747-4000





  (Address, including Zip Code, and Telephone Number, including Area Code, of
                          Principal Executive Office)



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Item 5.  Other Events.

         On June 18, 1998, Camco International Inc. entered into an Agreement and Plan of Merger (the "Merger Agreement") with Schlumberger Technology Corporation, a Texas corporation ("STC"), and Schlumberger OFS, Inc., a Delaware corporation and a wholly-owned subsidiary of STC ("Sub"), providing for the merger of Sub with and into Camco, with Camco surviving as a wholly-
owned subsidiary of STC (the "Merger").   STC is a wholly-owned subsidiary of
Schlumberger Limited, a publicly traded Netherlands Antilles corporation ("Schlumberger"). Pursuant to the Merger Agreement, the stockholders of Camco will receive 1.18 shares of common stock, par value $.01 per share, of Schlumberger ("Schlumberger Common Stock") for each share of common stock, par value $.01 per share, of Camco ("Camco Common Stock"). In addition, outstanding options to acquire shares of Camco Common Stock will be converted into options to acquire 1.18 times as many shares of Schlumberger Common Stock at an exercise price per share equal to the old exercise price per share divided by 1.18.

         Closing under the Merger Agreement is conditioned on, among other things, approval by Camco's stockholders and receipt of all regulatory approvals including but not limited to the expiration or termination of the waiting period prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. It is intended that the Merger qualify as a tax-free reorganization for federal income tax purposes and as a pooling of interests for accounting purposes.

         Under the Merger Agreement, Camco must pay a termination fee of $90 million if (1) Camco receives a Superior Proposal (as defined in the Merger Agreement) and elects to terminate the agreement, (2) the Camco Board of Directors recommends or proposes to recommend an alternate proposal and STC exercises its right to terminate the agreement, (3) the Camco Board withdraws, terminates or modifies its recommendation of the agreement in an adverse manner, STC terminates the agreement and Camco consummates an alternative transaction on or before September 30, 1999 or (4) there is an alternative proposal outstanding, the Camco stockholders do not approve the Merger and Camco consummates an alternative proposal on or before September 30, 1999.

         Pursuant to a related Transaction Agreement, Schlumberger agrees to sell to STC such number of shares of Schlumberger Common Stock as are required to be delivered to stockholders of Camco under the Merger Agreement and to register those shares with the Securities and Exchange Commission.

         The description of the terms and provisions of the Merger Agreement in this report is qualified in its entirety by reference to the Merger Agreement and the Transaction Agreement that are filed as exhibits hereto and are incorporated herein by this reference. A copy of the press release announcing the signing of the Merger Agreement is filed as Exhibit 99.1 and is incorporated herein by this reference.





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         Prior to approving the Merger Agreement, the Board of Directors amended Camco's Rights Agreement dated as of December 15, 1994, as amended, to provide that neither Schlumberger nor any of its Subsidiaries would be an Acquiring Person within the meaning of the Rights Agreement as a result of the Merger Agreement or the transactions contemplated thereby. A copy of such amendment to such Rights Agreement is filed as an exhibit hereto.





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Item 7.  Financial Statements and Exhibits

         (c)     Exhibits

         2.1     -        Agreement and Plan of Merger among Schlumberger
                          Technology Corporation, a Texas corporation,
                          Schlumberger OFS, Inc., a Delaware corporation, and
                          Camco International Inc. dated as of June 18, 1998.

         4.1     -        Second Amendment to Rights Agreement dated June 18,
                          1998, between Camco International Inc. and First
                          Chicago Trust Company of New York.

         10.1    -        Transaction Agreement between Schlumberger Limited
                          and Camco International Inc., dated as of June 18,
                          1998.

         99.1    -        Press Release dated June 18, 1998, announcing the
                          signing of the Merger Agreement.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CAMCO INTERNATIONAL INC.



June 23, 1998                               /s/ Ronald R. Randall
                                        ----------------------------






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                               INDEX TO EXHIBITS



Number                              Exhibit

2.3 Agreement and Plan of Merger among Schlumberger Technology Corporation, a Texas corporation, Schlumberger OFS, Inc., a Delaware corporation, and Camco International, Inc., a Delaware corporation, dated as of June 18, 1998.

4.1 Second Amendment to Rights Agreement dated June 18, 1998, between Camco International Inc. and First Chicago Trust Company of New York.

10.1 Transaction Agreement between Schlumberger Limited and Camco International Inc., a Delaware corporation, dated as of June 18, 1998.

99.1 Press Release dated June 18, 1998, announcing the signing of the Merger Agreement.